EXHIBIT 16.1

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn L. Stanton, Michael J. Radmer, and Donna Rafa, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Investment Funds, Inc. ("FAIF"), relating to the combination of Small Company Growth Fund, Emerging Growth Fund, Growth Fund, Growth and Income Fund, Balanced Fund, Minnesota Tax-Exempt Fund, National Tax- Exempt Fund, Intermediate Bond Fund, Government Income Fund, Adjustable Rate Mortgage Securities Fund, Pacific-European Growth Fund and Emerging Markets Growth Fund, each a Series of Piper Funds Inc., Piper Funds Inc.-II or Piper Global Funds Inc. with and into FAIF's Small Cap Growth Fund, Mid Cap Growth Fund, Large Cap Growth Fund, Large Cap Value Fund, Balanced Fund, Minnesota Tax Free Fund, Tax Free Fund, Intermediate Term Income Fund, Fixed Income Fund, Adjustable Rate Mortgage Securities Fund, International Fund and Emerging Markets Growth Fund, respectively, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


          Signature                   Title                  Date
          ---------                   -----                  ----


/s/Robert J. Dayton                   Director           April 8, 1998
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Robert J. Dayton